UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 18, 2005

(Date of earliest event reported)

ALDERWOODS GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-33277	52-1522627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Elm Street, Suite 1000, Cincinnati, Ohio 45202

(Address of principal executive offices, including zip code)

(513) 768-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 18, 2005, Alderwoods Group, Inc., a Delaware corporation (the “Company”), entered into an amendment to its senior secured credit facility entered into on September 17, 2003 (as amended, the “Credit Agreement”), among the Company, Bank of America, N.A., as Administrative Agent, and the other banks, financial institutions and other institutional lenders party thereto.  The amendment modifies the Credit Agreement to provide the Company additional flexibility to introduce an employee stock purchase plan and other long term incentive plans, and increase the letter of credit sublimit under the revolving credit facility to $35.0 million from $25.0 million, as well as making certain other agreed upon changes.  A copy of the amendment is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  Bank of America, N.A. and its affiliates have provided and may in the future provide certain advisory and investment banking services in the ordinary course of business for the Company, for which they receive customary fees and expenses.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

10.1	Amendment No. 4 to the Credit Agreement, dated as of March 18, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Alderwoods Group, Inc.
(Registrant)

By	/s/ Ellen Neeman
Ellen Neeman
Senior Vice President, Legal & Compliance

March 24, 2005

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 4 to the Credit Agreement, dated as of March 18, 2005